EXHIBIT 99.1

Broadwind Announces Third Quarter 2023 Results

CICERO, Ill., Nov. 13, 2023 (GLOBE NEWSWIRE) -- Broadwind, Inc. (Nasdaq: BWEN, “Broadwind” or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the third quarter 2023.

THIRD QUARTER 2023 RESULTS
(As compared to the third quarter 2022)

  Revenue of $57.2 million, +$12.3 million y/y
  GAAP Net Income of $4.4 million, or $0.20 per diluted share, +$6.2 million y/y
  Non-GAAP Adjusted EBITDA of $7.6 million, +$5.7 million y/y
  Ratio of net debt to trailing twelve-month Non-GAAP Adjusted EBITDA of 1.7x as of September 30, 2023
  Total backlog of $220.8 million, +$88.6 million y/y, as of September 30, 2023
  Reiterating full-year 2023 revenue and Adjusted EBITDA guidance

For the three months ended September 30, 2023, Broadwind reported total revenue of $57.2 million, an increase of 27% when compared to the prior-year period. The Company reported GAAP net income of $4.4 million, or $0.20 per diluted share, in the third quarter 2023, compared to a net loss of ($1.8) million, or ($0.09) per basic share, in the third quarter 2022. The Company reported non-GAAP adjusted EBITDA of $7.6 million in the third quarter 2023, an increase of $5.7 million when compared to the prior-year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

During the third quarter, Broadwind generated significant year-over-year revenue growth across each of its reporting segments, as well as an overall increase in consolidated profitability. The improved results were due to a combination of strong demand across its key end-markets, continued price discipline, improved fixed cost absorption, more efficient raw materials procurement, reduced freight expense and benefits derived from advanced manufacturing credits associated with the Inflation Reduction Act (“IRA”), when compared to the prior-year period.

Total backlog increased by $88.6 million on a year-over-year basis to $220.8 million in the third quarter 2023, supported by growth within its Heavy Fabrications and Industrial Solutions segments. As of September 30, 2023, Broadwind had total cash on hand and availability under its credit facility of $13.6 million, as compared to $14.8 million at the end of the third quarter 2022, excluding the value of its advanced manufacturing credit receivable earned under the IRA.

BUSINESS UPDATE

Broadwind has continued to demonstrate strong operational excellence and commercial execution, consistent with a multi-year focus on building a market-leading precision manufacturing platform. Broadwind remains focused on organic growth within both existing and adjacent markets; further revenue mix diversification beyond its core wind business; improved asset optimization; ratable growth in orders and backlog; and disciplined capital management to support the requirements of the business.

  Drive revenue mix diversification. On a trailing twelve-month basis through the end of the third quarter 2023, non-wind revenue increased by nearly 25% on a year-over-year basis to $103 million. During the third quarter 2023, total non-wind revenue increased 16% on a year-over-year basis to $27 million. These increases were primarily supported by broad-based share gains across industrial and power generation end-markets.
  Deliver sustained margin expansion. In the third quarter 2023, total gross margin rate increased more than 940 basis points year-over-year from 8.4% to 17.8%, while non-GAAP adjusted EBITDA margin increased more than 900 basis points from 4.2% to 13.3% in the same period. IRA-related tax credits and effective cost-management contributed to the year-over-year improvement.
  Drive asset optimization. Broadwind has deployed a lean operating approach across all divisions which includes continuous improvement efforts designed to drive throughput growth and asset optimization. The base load of orders in backlog is expected to allow the Company to focus these efforts on specific manufacturing processes offering the highest return on resources invested.

MANAGEMENT COMMENTARY

“We delivered a strong third quarter performance, one highlighted by significant year-over-year increases in revenue, net income, margin realization and non-GAAP adjusted EBITDA,” stated Eric Blashford, President and CEO of Broadwind. “We generated double-digit year-over-year revenue growth across each of our reporting segments during the third quarter, with Heavy Fabrications segment revenue increasing more than 25% above the prior-year period given improved demand for wind tower sections and high-flow Pressure Reducing Systems units.”

“Our third quarter results benefited from a combination of improved operating leverage, continued price discipline, a higher value sales mix and improved process efficiencies, including early benefits from our recent investments in coatings automation and weld-prep technology,” continued Blashford. “These actions, together with the benefit provided by the IRA’s advanced manufacturing tax credit, resulted in third quarter non-GAAP adjusted EBITDA margin of more than 13%, an increase of more than 900 basis points as compared to the prior year period.”

“We remain highly focused on balance sheet optimization as we seek to build liquidity, further reduce net leverage and improve working capital efficiency,” continued Blashford. “Our net leverage profile improved meaningfully over the last year, with our ratio of net debt to trailing twelve-month non-GAAP adjusted EBITDA declining to 1.7x as of September 30, 2023,” noted Blashford. “At the end of the third quarter, our advanced manufacturing credit receivable totaled more than $11 million, representing credits earned under the IRA. We are currently evaluating the sale of these earned credits to unaffiliated institutional third parties, an approach which, if pursued, would accelerate monetization of these credits during 2024.”

“Looking ahead, we remain well-positioned to capitalize on a pending recovery in onshore wind investment, while leveraging our precision manufacturing expertise across new energy transition verticals, including renewable fuels and power generation,” concluded Blashford. “While we see early signs of a recovery within our onshore wind markets, 2024 is expected to be a transitional year for the industry. As before, we remain focused on delivering profitable growth through organic share gains and product innovation, consistent with our focus on long-term value creation.”

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications to customers in a broad range of industrial markets. Key products include wind towers, Pressure Reducing Systems units and other industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales increased 25% to $38.3 million in the third quarter 2023, as compared to the prior-year period, primarily driven by a more than 30% increase in the quantity of wind turbine tower sections sold. The segment reported operating income of $5.8 million in the third quarter 2023, as compared to $0.4 million in the prior-year period. Segment non-GAAP adjusted EBITDA was $6.9 million in the third quarter 2023, as compared to $1.5 million in the prior-year period.

In January 2023, the Company announced that it had entered into a supply agreement for wind tower purchases valued at approximately $175 million with a leading global wind turbine manufacturer. Under the terms of the supply agreement, order fulfillment is to occur beginning in 2023 through year-end 2024. In early November 2023, the parties discussed their joint intent to shift approximately half of the contracted tower section orders initially planned for 2024 into 2025, while maintaining the total number of tower sections stipulated under the supply agreement.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing and heat treat services to a broad set of customers in diverse markets, including energy production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales increased by 12% to $11.4 million in the third quarter 2023, as compared to the prior-year period, primarily driven by increased demand from industrial and steel customers. The segment reported operating income of $0.3 million in the third quarter 2023, compared to $0.6 million in the prior-year period. The segment reported non-GAAP adjusted EBITDA of $0.9 million in the third quarter 2023, as compared to $1.2 million in the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased 85% to $7.4 million in the third quarter 2023, as compared to the prior-year period, primarily due to higher shipments of new gas turbine content in addition to the timing of revenue recognized from international customers. The segment reported operating income of $0.8 million in the third quarter 2023, compared to an operating loss of ($0.2) million in the prior-year period. The segment reported non-GAAP adjusted EBITDA of $1.0 million in the third quarter 2023, as compared to ($0.05) million in the prior-year period.

FINANCIAL GUIDANCE

The following financial guidance for the full year 2023 reflects the Company’s current expectations and beliefs. All guidance is current as of the time provided and is subject to change.

	Full Year 2023
$ in Millions	Financial Guidance
	Low	High
Revenue	$205	$220
Non-GAAP Adjusted EBITDA	$17	$19

THIRD QUARTER 2023 CONFERENCE CALL

Broadwind will host a conference call today at 12:00 P.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference:	877-407-9716

To Listen to a replay of the teleconference, which will be available through November 20, 2023:

Teleconference Replay:	844-512-2921
Conference ID:	13741903

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, proxy contest-related expenses and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events— as defined in Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) the impact of global health concerns on the economies and financial markets and the demand for our products; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits (which remain subject to further technical guidance and regulations), and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (v) our ability to continue to grow our business organically and through acquisitions; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary; (ix) our ability to realize revenue from customer orders and backlog (including our ability to finalize the terms of the remaining obligations under a supply agreement with a leading global wind turbine manufacturer); (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (xi) the economy and the potential impact it may have on our business, including our customers; (xii) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits, and the impact of competition and economic volatility in those markets; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xv) the effects of the change of administrations in the U.S. federal government; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xviii) the limited trading market for our securities and the volatility of market price for our securities; and (xix) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, as supplemented by the risk factors set forth under the caption “Risk Factors” in Part II, Item IA of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash	$1,740	$12,732
Accounts receivable, net	41,253	17,018
AMP credit receivable	11,217	-
Contract assets	2,176	1,955
Inventories, net	39,906	44,262
Prepaid expenses and other current assets	3,454	3,291
Total current assets	99,746	79,258
LONG-TERM ASSETS:
Property and equipment, net	46,889	45,319
Operating lease right-of-use assets, net	15,086	16,396
Intangible assets, net	2,229	2,728
Other assets	649	839
TOTAL ASSETS	$164,599	$144,540

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current portion of long-term debt	$19,762	$1,170
Current portion of finance lease obligations	1,612	2,008
Current portion of operating lease obligations	1,660	1,882
Accounts payable	25,269	26,255
Accrued liabilities	6,238	4,313
Customer deposits	29,904	34,550
Total current liabilities	84,445	70,178
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	6,562	7,141
Long-term finance lease obligations, net of current portion	3,628	4,226
Long-term operating lease obligations, net of current portion	15,583	16,696
Other	19	26
Total long-term liabilities	25,792	28,089
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 21,673,800 and 21,127,130 shares issued as of June 30, 2023 and December 31, 2022, respectively	22	21
Treasury stock, at cost, 273,937 shares as of September 30, 2023 and December 31, 2022, respectively	(1,842)	(1,842)
Additional paid-in capital	398,750	397,240
Accumulated deficit	(342,568)	(349,146)
Total stockholders' equity	54,362	46,273
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$164,599	$144,540

BROADWIND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues	$57,163	$44,843	$156,879	$136,699
Cost of sales	46,996	41,095	131,403	128,545
Gross profit	10,167	3,748	25,476	8,154

OPERATING EXPENSES:
Selling, general and administrative	4,635	4,085	16,113	12,109
Intangible amortization	165	183	498	550
Total operating expenses	4,800	4,268	16,611	12,659
Operating income (loss)	5,367	(520)	8,865	(4,505)

OTHER EXPENSE, net:
Interest expense, net	(932)	(1,234)	(2,171)	(2,355)
Other, net	(13)	(4)	(37)	17
Total other expense, net	(945)	(1,238)	(2,208)	(2,338)

Net income (loss) before provision for income taxes	4,422	(1,758)	6,657	(6,843)
Provision for income taxes	28	14	79	36
NET INCOME (LOSS)	$4,394	$(1,772)	$6,578	$(6,879)

NET INCOME (LOSS) PER COMMON SHARE - BASIC:
Net income (loss)	$0.21	$(0.09)	$0.31	$(0.34)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	21,337	20,506	21,101	20,156

NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
Net income (loss)	$0.20	$(0.09)	$0.31	$(0.34)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	21,574	20,506	21,451	20,156

BROADWIND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,578	$(6,879)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	4,772	4,581
Deferred income taxes	(7)	(13)
Change in fair value of interest rate swap agreements	-	(27)
Share-based compensation	649	760
Allowance for doubtful accounts	16	(18)
Common stock issued under defined contribution 401(k) plan	978	915
Loss on disposal of assets	48	3
Changes in operating assets and liabilities:
Accounts receivable	(24,251)	(3,096)
AMP credit receivable	(11,217)	-
Employee retention credit receivable	-	497
Contract assets	(221)	(2,353)
Inventories	4,356	(525)
Prepaid expenses and other current assets	(162)	(1,200)
Accounts payable	(1,577)	4,968
Accrued liabilities	1,925	1,271
Customer deposits	(4,646)	(9,006)
Other non-current assets and liabilities	166	(149)
Net cash used in operating activities	(22,593)	(10,271)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,315)	(2,757)
Proceeds from disposals of property and equipment	15	-
Net cash used in investing activities	(5,300)	(2,757)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	18,518	7,966
Payments for deferred financing costs	-	(470)
Proceeds from long-term debt	387	8,113
Payments on long-term debt	(893)	(261)
Principal payments on finance leases	(994)	(1,347)
Shares withheld for taxes in connection with issuance of restricted stock	(117)	(546)
Proceeds from sale of common stock, net	-	230
Net cash provided by financing activities	16,901	13,685
		-

NET (DECREASE) INCREASE IN CASH	(10,992)	657
CASH beginning of the period	12,732	852
CASH end of the period	$1,740	$1,509

BROADWIND, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
ORDERS:
Heavy Fabrications	$8,009	$62,873	$40,608	$110,022
Gearing	3,005	15,523	21,211	38,526
Industrial Solutions	4,876	6,061	19,034	14,648
Total orders	$15,890	$84,457	$80,853	$163,196

REVENUES:
Heavy Fabrications	$38,326	$30,640	$103,864	$93,486
Gearing	11,404	10,190	34,347	30,890
Industrial Solutions	7,434	4,020	19,125	13,142
Corporate and Other	(1)	(7)	(457)	(819)
Total revenues	$57,163	$44,843	$156,879	$136,699

OPERATING PROFIT/(LOSS):
Heavy Fabrications	$5,791	$372	$12,448	$(11)
Gearing	265	624	1,194	(73)
Industrial Solutions	846	(191)	2,311	(368)
Corporate and Other	(1,535)	(1,325)	(7,088)	(4,053)
Total operating profit (loss)	$5,367	$(520)	$8,865	$(4,505)

BROADWIND, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income (Loss)	$4,394	$(1,772)	$6,578	$(6,879)
Interest Expense	932	1,234	2,171	2,355
Income Tax Provision	28	14	79	36
Depreciation and Amortization	1,605	1,486	4,772	4,581
Share-based Compensation and Other Stock Payments	603	935	1,660	2,166
Proxy Contest-Related Expenses	23	-	1,779	-
Adjusted EBITDA (Non-GAAP)	$7,585	$1,897	$17,039	$2,259

Heavy Fabrications Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income (Loss)	$5,839	$(231)	$12,166	$(1,009)
Interest Expense	223	651	500	1,246
Income Tax Benefit	(272)	(48)	(218)	(249)
Depreciation	896	852	2,610	2,594
Share-based Compensation and Other Stock Payments	261	226	712	697
Adjusted EBITDA (Non-GAAP)	$6,947	$1,450	$15,770	$3,279

Gearing Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income (Loss)	$194	$581	$968	$(185)
Interest Expense	63	41	203	131
Income Tax Provision	8	1	23	4
Depreciation and Amortization	563	477	1,715	1,507
Share-based Compensation and Other Stock Payments	113	119	346	397
Adjusted EBITDA (Non-GAAP)	$941	$1,219	$3,255	$1,854

Industrial Solutions Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income (Loss)	$669	$(283)	$1,879	$(540)
Interest Expense	151	81	362	147
Income Tax Provision	12	9	34	20
Depreciation and Amortization	94	97	280	299
Share-based Compensation and Other Stock Payments	47	48	147	182
Adjusted EBITDA (Non-GAAP)	$973	$(48)	$2,702	$108

Corporate and Other	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Loss	$(2,308)	$(1,839)	$(8,435)	$(5,145)
Interest Expense	495	461	1,106	831
Income Tax Provision	280	52	240	261
Depreciation and Amortization	52	60	167	181
Share-based Compensation and Other Stock Payments	182	542	455	890
Proxy Contest-Related Expenses	23	-	1,779	-
Adjusted EBITDA (Non-GAAP)	$(1,276)	$(724)	$(4,688)	$(2,982)

IR CONTACT

720.778.2415
BWEN@val-adv.com